UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 3, 2007 (March 28, 2007)

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0243150

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(502) 585-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
Signature(s)
Ex-1.1 Underwriting Agreement
Ex-4.1 Indenture
Ex-4.2 Officers' Certificate
Ex-4.3 Global note- 2010 Notes
Ex-4.4 Global note- 2012 Notes

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 9.01	Financial Statement and Exhibits

SIGNATURES

EX 1.1	Underwriting Agreement, dated March 28, 2007, by and among Brown-Forman Corporation, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

EX 4.1	Indenture between Brown-Forman Corporation and U.S. Bank National Association, dated April 2, 2007.

EX 4.2	Officers’ Certificate pursuant to the Indenture dated April 2, 2007, setting forth the terms of the Notes.

EX 4.3	Global note — 2010 Notes.

EX 4.4	Global note — 2012 Notes.

Item 1.01 Entry into a Material Definitive Agreement
On April 2, 2007, Brown-Forman Corporation (the “Company”) completed the sale of $150 million aggregate principal amount of its Floating Rate Notes due 2010 (the “2010 Notes”) at the issue price of 100% per note and $250,000,000 aggregate principal amount of its 5.20% Notes due 2012 (the “2012 Notes,” and, collectively with the 2010 Notes, the “Notes”) at the issue price of 99.957% per note. The Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) dated March 28, 2007 among the Company, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Notes were issued pursuant to an Indenture (the “Indenture”) dated as of April 2, 2007 between the Company and U.S. Bank National Association, as trustee.
The 2010 Notes bear interest at a floating rate equal to a three-month LIBOR rate plus 0.10% per year, payable quarterly in arrears, and mature on April 1, 2010. The 2012 Notes bear interest at a fixed rate equal to 5.20% per year, payable semi-annually, and mature on April 1, 2012. The Company may redeem the 2012 Notes, in whole or part, from time to time pursuant to the “make whole” provision set forth in the Indenture. The Indenture provides for customary events of default and further provides that the trustee or the holders of 51% in aggregate principal amount of the outstanding series of Notes may declare such Notes immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period.
The Notes were offered and sold by the Company pursuant to its automatic shelf registration statement, as defined in Rule 405 of the Securities Act of 1933, as amended, on Form S-3 (File Number 333-140317), filed with the Securities and Exchange Commission on January 30, 2007, as supplemented by the preliminary prospectus supplement dated March 28, 2007 and the prospectus supplement dated March 28, 2007.
The above description of the Underwriting Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture, the Officers’ Certificate pursuant to the Indenture setting forth the terms of the Notes and the global notes representing the 2010 Notes and the 2012 Notes, each of which is filed as an exhibit to this report and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated March 28, 2007, by and among Brown-Forman Corporation, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan

4.1	Indenture between Brown-Forman Corporation and U.S. Bank National Association, dated April 2, 2007.

4.2	Officers’ Certificate pursuant to the Indenture dated April 2, 2007, setting forth the terms of the Notes.

4.3	Global note — 2010 Notes.

4.4	Global note — 2012 Notes.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation (Registrant)
April 3, 2007 (Date)	/s/ Nelea A. Absher Nelea A. Absher Vice President and Assistant Corporate Secretary